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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated March 6, 1997 included (or incorporated by reference) in Complete Management, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement on Form S-3.

/s/ Arthur Andersen LLP
New York, New York
September 3, 1997